                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES




The Board of Directors and Stockholder
EquiTrust Life Insurance Company

We have audited the balance sheets of EquiTrust Life Insurance Company as of December 31, 2001 and 2000, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated February 5, 2002 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the financial statements, in 2001 the Company changed its method of accounting for derivative instruments.



                                                          /s/ Ernst & Young LLP




Des Moines, Iowa
February 5, 2002

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                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                        EQUITRUST LIFE INSURANCE COMPANY

                                DECEMBER 31, 2001

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                                                    AMOUNT AT WHICH
                                                                                                      SHOWN IN THE
         TYPE OF INVESTMENT                               COST (1)               VALUE               BALANCE SHEET
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                         (DOLLARS IN THOUSANDS)
 Fixed maturity securities, available for sale:
  Bonds:
    United States Government and agencies           $      91,292         $       91,362          $      91,362
    State, municipal and other governments                 10,006                 10,208                 10,208
    Public utilities                                       21,179                 21,694                 21,694
    Corporate securities                                  218,441                222,741                222,741
    Mortgage and asset-backed securities                  288,729                290,201                290,201
    Convertible bonds                                       1,552                  1,502                  1,502
                                                   ---------------------  ---------------------  ---------------------
       Total                                              631,199         $      637,708                637,708
                                                                          =====================

 Mortgage loans on real estate                             29,383                                        29,383
 Policy loans                                              23,542                                        23,542
 Short-term investments                                     3,557                                         3,557
                                                   ---------------------                         ---------------------
                                                    $     687,681                                 $     694,190
                                                   =====================                         =====================

  (1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments and unpaid principal balance for mortgage loans on real estate and policy loans.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                        EQUITRUST LIFE INSURANCE COMPANY


             COLUMN A                   COLUMN B           COLUMN C          COLUMN D        COLUMN E
         ----------------           ----------------  -----------------  ---------------  --------------
                                                         FUTURE POLICY
                                     DEFERRED POLICY   BENEFITS, LOSSES,                      OTHER
                                      ACQUISITION         CLAIMS AND         UNEARNED      POLICYHOLDER
                                         COSTS          LOSS EXPENSES        REVENUES         FUNDS
                                    ----------------  -----------------  ---------------  --------------
                                                          (DOLLARS IN THOUSANDS)
December 31, 2001:
   Traditional annuity              $       61,541    $        550,359     $          -   $       1,827
   Traditional and universal life
      insurance                             27,947             222,877            1,028          10,234
   Variable                                  6,716               3,344              216               -
   Impact of unrealized gains/losses        (2,301)                  -                -               -
                                    ----------------  -----------------  ---------------  --------------
   Total                            $       93,903    $        776,580     $      1,244   $      12,061
                                    ================  =================  ===============  ==============

December 31, 2000:
   Traditional annuity              $            -    $         17,773     $          -   $         102
   Traditional and universal life
      insurance                                  -                 800                -               -
   Variable                                  3,796               6,612               88               -
                                    ----------------  -----------------  ---------------  --------------
   Total                            $        3,796    $         25,185     $         88   $         102
                                    ================  =================  ===============  ==============

December 31, 1999:
   Traditional annuity              $            -    $         23,182     $          -   $           -
   Traditional and universal life
      insurance                                  -               8,958                -               -
   Variable                                  1,240              19,046               21               -
                                    ----------------  -----------------  ---------------  --------------
   Total                            $        1,240    $         51,186     $         21   $           -
                                    ================  =================  ===============  ==============

                         EQUITRUST LIFE INSURANE COMPANY


              COLUMN A                 COLUMN F        COLUMN G        COLUMN H         COLUMN I        COLUMN J
              --------              --------------  --------------  ---------------  --------------  ---------------
                                                                        BENEFITS,     AMORTIZATION
                                                                        CLAIMS,       OF DEFERRED
                                                                       LOSSES AND        POLICY           OTHER
                                        PREMIUM     NET INVESTMENT     SETTLEMENT      ACQUISITION      OPERATING
                                       REVENUES       INCOME (1)        EXPENSES          COSTS        EXPENSES(2)
                                    --------------  --------------  ---------------  --------------  ---------------
                                                                (DOLLARS IN THOUSANDS)
December 31, 2001:
   Traditional annuity               $        140   $        8,995   $        8,390  $          323   $         481
   Traditional and universal life
      insurance                            10,318           10,362           12,834             215           2,200
   Variable                                 1,467              273               69             257           2,614
   Corporate and other                         --              936               --              --              --
   Impact of realized gains/losses             --               --               --            (396)             --
                                     ------------   --------------   --------------  --------------   -------------
   Total                             $     11,925   $       20,566   $       21,293  $          399   $       5,295
                                     ============   ==============   ==============  ==============   =============

December 31, 2000:
   Traditional annuity               $         25   $        1,342   $          865  $           --   $         187
   Variable                                   652              148              143              74           2,342
   Corporate and other                         --            1,779               --              --              --
                                     ------------   --------------   --------------  --------------   -------------
   Total                             $        677   $        3,269   $        1,008  $           74   $       2,529
                                     ============   ==============   ==============  ==============   =============

December 31, 1999:
   Traditional annuity               $          1   $        1,295   $        1,009  $           --   $          43
   Variable                                   190               26               69              (9)          1,738
   Corporate and other                         --            1,932               --              --              --
                                     ------------   --------------   --------------  --------------   -------------
   Total                             $        191   $        3,253   $        1,078  $           (9)  $       1,781
                                     ============   ==============   ==============  ==============   =============

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.

(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                            SCHEDULE IV - REINSURANCE
                        EQUITRUST LIFE INSURANCE COMPANY

              COLUMN A                   COLUMN B          COLUMN C         COLUMN D        COLUMN E         COLUMN F
              --------                --------------   --------------   --------------   --------------   --------------

                                                                         ASSUMED FROM                        PERCENT OF
                                                       CEDED TO OTHER       OTHER                              AMOUNT
                                       GROSS AMOUNT      COMPANIES         COMPANY         NET AMOUNT     ASSUMED TO NET
                                      --------------   --------------   --------------   --------------   --------------
                                                                   (DOLLARS IN THOUSANDS)
Year ended December 31, 2001:
    Life insurance in force, at end
      of year                         $      445,996   $      267,443   $    1,944,915   $    2,123,468             91.6%
                                      ==============   ==============   ==============   ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
         charges                      $        2,142   $        1,086   $        7,181   $        8,237             87.2%
      Traditional life insurance
         premiums                                 49              117            3,756            3,688            101.8
                                      --------------   --------------   --------------   --------------   --------------
                                      $        2,191   $        1,203   $       10,937   $       11,925             91.7%
                                      ==============   ==============   ==============   ==============   ==============

Year ended December 31, 2000:
    Life insurance in force, at end
      of year                         $      298,159   $      206,461   $        2,432   $       94,130              2.6%
                                      ==============   ==============   ==============   ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
         charges                      $        1,522   $          947   $          102   $          677             15.1%
      Traditional life insurance
         premiums                                127              127               --               --               --
                                      --------------   --------------   --------------   --------------   --------------
                                      $        1,649   $        1,074   $          102   $          677             15.1%
                                      ==============   ==============   ==============   ==============   ==============

Year ended December 31, 1999:
    Life insurance in force, at end
      of year                         $      427,972   $      400,103   $           56   $       27,925              0.2%
                                      ==============   ==============   ==============   ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
         charges                      $        1,964   $        1,776   $            3   $          191              1.6%
      Traditional life insurance
         premiums                              1,089            1,089               --               --               --
                                      --------------   --------------   --------------   --------------   --------------
                                      $        3,053   $        2,865   $            3   $          191              1.6%
                                      ==============   ==============   ==============   ==============   ==============